EXHIBIT 99.1

INVESTMENT IN NEW GLOBALSTAR

BY

THERMO CAPITAL PARTNERS, LLC

Summary Terms and Conditions

November 17, 2003

The following terms and conditions set forth the proposal of Thermo Capital Partners, L.L.C. to acquire substantially all of the assets of Globalstar, L.P. and certain of its affiliates.

Parties:	Thermo Capital Partners, L.L.C. and its affiliates (collectively, “Thermo”), Globalstar, L.P., Globalstar Capital Corporation, Globalstar Services Company, Inc. and Globalstar L.L.C. (collectively, the “Debtors”), and the Official Committee of Unsecured Creditors of the Debtors (the “Committee”)

Structure of Transaction:	On the first business day following Court-approval of this transaction and the execution of definitive documentation satisfactory to all parties (the “Contribution Date”), the Debtors will contribute directly or indirectly substantially all of their assets (including equity interests in their non-debtor subsidiaries), except for cash on hand (the “Assets”), free and clear of all liens, claims and encumbrances (subject to exceptions acceptable to the parties) and Thermo will contribute cash to a newly formed limited partnership or limited liability company (“New Globalstar”). New Globalstar will contribute the hard, leaseable assets contributed to it by the Debtors to a newly formed leasing company (“Leaseco”). New Globalstar and Leaseco will enter into a lease for the assets held by Leaseco. Between the Contribution Date and the Closing Date (as defined below), the Debtors shall preserve all of their cash on hand as of the Contribution Date and any cash received other than in the ordinary course of business on or after the Contribution Date. Thermo anticipates that the Contribution Date will occur as promptly as practicable after final approval of this transaction by the Bankruptcy Court

On the first business day following satisfaction or waiver of the conditions to closing mentioned below (the “Closing Date”), the Debtors will contribute directly or indirectly to New Globalstar all cash on hand except for the sum of $7.5 million which will be used by the Debtors to pay the anticipated expenses to confirm and consummate a plan and otherwise wind up the Debtors’ bankruptcy estates (the “Wind Up Expenses”). The Wind Up Expenses shall be reflected in a budget acceptable to Thermo, the Debtors and the Committee (the “Wind Up Budget”). The aggregate Wind Up Expenses shall not exceed $7.5 million, and shall not include the costs of investigating or prosecuting claims and causes of action arising under Chapter 5 of the Bankruptcy Code (“Avoidance Actions”) except as otherwise agreed by the parties or the costs of objecting to proofs of claims filed in the Debtors’ bankruptcy cases except for those claims, proof of which have not been filed prior to the Closing Date (the Debtors having committed to file all existing claim objections prior to the Closing Date). In addition, New Globalstar shall assume the following liabilities, among others to be agreed to among Thermo, the Debtors and the Committee (collectively, the “Assumed Liabilities”), which Assumed Liabilities shall be excluded from the Wind Up Budget: (i) any accrued and unpaid, employee severance obligations arising under the Debtors’ employment policies currently in force for employees severed after the date of this Term Sheet; (ii) any accrued and unpaid amounts required to be paid under the existing employee retention plan approved by the Bankruptcy Court on May 21, 2002; (iii) accrued and unpaid fees and expenses of the professionals employed pursuant to Sections 327 or 1103 of the Bankruptcy Code, but only to the extent such fees and expenses are actually allowed by order of the Bankruptcy Court; and (iv) accrued and unpaid obligations arising solely with respect to the Debtors’ participants under the Multiple Employer Retirement Plan of Space Systems/Loral, Inc. (the “Pension Plan”) managed by Loral Space & Communications, Ltd. (“Loral”), but only to the extent that the Pension Plan can be severed and assumed by New Globalstar. The parties expect that Assumed Liabilities (ii) through (iv) will not exceed $6 million in the aggregate. Thermo will acquire directly or indirectly a majority ownership interest in New Globalstar from the Debtors, and Thermo will, among other things, transfer to the Debtors an 18.75% ownership interest in New Globalstar. Any Avoidance Actions existing on the effective date of the Debtors’ confirmed plan of reorganization (the “Plan Effective Date”), and any cash on hand remaining in the Debtors following plan consummation (other than funds necessary to perform the ministerial functions of closing the Debtors’ bankruptcy cases) shall be contributed to New Globalstar, both without any adjustment to the ownership interests in New Globalstar.

Thermo Cash Investment:	Thermo will fund New Globalstar with $43 million in cash (including amounts advanced under the DIP Loan between the Contribution Date and the Closing Date and cash paid to satisfy or purchase the existing DIP Loan) during the period commencing on the Contribution Date. The $43 million investment is in addition to any cash on hand held by the Debtors or their subsidiaries immediately prior to the Contribution Date. Thermo intends to work from the Debtors’ existing business plan and consult with the Debtors’ management to determine the timing and amount of the funds to be invested

Creditor Investment Opportunity:	During the period commencing on the later of the Closing Date and the Plan Effective Date, through and including the 180th day following the Closing Date (the “Option Period”), Thermo will make available to the Debtors an option to purchase from Thermo 15.12% of the ownership interests in New Globalstar in exchange for $8 million (the “Equity Purchase Option”). The Debtors shall make the Equity Purchase Option available to holders of allowed unsecured claims against the Debtors, pursuant to the terms of a confirmed plan of reorganization, in the form of a rights offering, a warrant or some other mechanism acceptable to Thermo, the Debtors, and the Committee. Funds paid to Thermo through the exercise of the Equity Purchase Option will not reduce Thermo’s $43 million investment commitment

Funding of Operations:	Between the Contribution Date and the Closing Date, Thermo will provide all necessary funding to administer the bankruptcy estates of the Debtors and for the operations of New Globalstar and its subsidiaries. This funding will be provided pursuant to a budget that will be agreed upon between Thermo, the Debtors and the Committee prior to the Contribution Date (the “Interim Budget”). The Interim Budget shall provide for, among other things, the payment of all post-petition liabilities incurred by the Debtors in the ordinary course of business. All advances by Thermo to the Debtors will be made pursuant to the Debtors’ existing DIP Loan facility, which will be amended to permit such advances. On the Contribution Date, Thermo will advance not less than $2.5 million to the Debtors under the DIP Loan, as amended. On the Closing Date, Thermo will convert these advances into a direct or indirect equity interest in New Globalstar and release its lien

Equity Interest Obtained by the Debtors:	On the Closing Date, the Debtors will obtain an 18.75% ownership interest in New Globalstar from Thermo. No sooner than 24 months following the Closing Date and prior to 36 months following the Closing Date, ownership interests in New Globalstar shall become freely transferable

Satisfaction of Existing DIP Loan:	On the Contribution Date, Thermo will purchase from ICO Investment Corp. (“ICO”) the Debtors’ existing DIP Loan in exchange for cash in the amount of $10 million plus accrued and unpaid interest, and a promissory note in the principal amount of $10 million, bearing interest at a rate of 12% per annum, with interest payable monthly in arrears and principal and accrued and unpaid interest due and payable on the first anniversary of the Contribution Date. The promissory note will be secured by an irrevocable letter of credit obtained by Thermo and issued by a financial institution acceptable to ICO. Only the cash paid to

ICO to satisfy or acquire the existing DIP Loan will count toward the funds invested by Thermo in New Globalstar. If Thermo is required to satisfy the note, Thermo shall do so through an additional equity investment in New Globalstar in an amount not less than $10,000,000, which investment will be subject to the minority protections set forth below

Additional Minority Rights:	Except with respect to any issuance of ownership interests in New Globalstar to QUALCOMM in connection with the acquisition of services and inventory from QUALCOMM, the owners of the 18.75% ownership interest in New Globalstar obtained by the Debtors and any purchasers of the 15.12% interest in New Globalstar purchased from Thermo will have the following special minority protections:

	1)	Preemptive rights to maintain their pro rata ownership in New Globalstar on any issuance of new equity by New Globalstar to the extent that such preemptive rights do not result in or require the registration of any securities or issuer for any purpose under any federal or state securities laws; and

	2)	Tag-along rights to participate on the same terms as Thermo in the event of any sale of New Globalstar.

These rights are not subject to any termination based on the passage of time prior to the date that the ownership interests in New Globalstar become freely transferable, at which time New Globalstar and each holder of 5% or more of the ownership interests in New Globalstar shall enter into agreements providing for the continuance of such rights as to the parties to those agreements. Any ownership interest in New Globalstar issued to QUALCOMM in connection with the transaction mentioned above (which is not expected to exceed 4% of the ownership interests in New Globalstar), shall dilute pro rata the existing ownership interests in New Globalstar. In connection with such transaction, Thermo will obtain the prior approval of the Debtors and the Committee for the issuance to QUALCOMM of more than 4% of the ownership interests in New Globalstar

Board Representation:	The creditors holding the 18.75% ownership interest obtained by the Debtors will have the ability to appoint one (1) of the seven (7) members of New Globalstar’s Board of Directors or Management Committee and, if the Equity Purchase Option is exercised in full, the number of members of New Globalstar’s Board of Directors or Management Committee appointed by the creditors shall increase to two (2)

Participation of Globalstar Equity Holders:	Thermo has no objection to providing the shareholders of Globalstar Telecommunications Limited, a Bermuda corporation (“GTL”), with the opportunity to acquire securities in the first underwritten public offering of equity securities, if any, made by New Globalstar on or before 36 months following the Closing Date at the price such securities are offered to the public and in such amounts as Thermo and New Globalstar determines to be appropriate after consultation with the managing underwriter or underwriters for such offering, provided that so doing will not result in any additional material expense to New Globalstar or Thermo, have any adverse effect on the success of such offering or result in any material delay in the completion of such offering

Conditions to Closing:	Receipt of all necessary regulatory approvals

	2)	Execution of a general release of QUALCOMM by the Debtors and the Committee on or before the Closing Date.

	3)	Assurances satisfactory to Thermo (in the order approving this transaction or otherwise) that confirmation of plans of reorganization by the Debtors will not in any way adversely impact the transactions contemplated herein and shall not result in or require the registration of any securities or issuer for any purpose under any federal or state securities laws.

	4)	No material adverse change in the Debtors’ business or the Assets prior to the Closing Date.

	5)	Other standard conditions.

Bankruptcy Auction Protections:	If the Debtors and the Committee accept this term sheet in writing: (1) the Debtors shall reimburse Thermo for all of its reasonable expenses incurred in connection with this transaction in the event that the Debtors fail for any reason to proceed with this transaction, as long as Thermo is willing and able to proceed (the “Expense Reimbursement”); (2) during the period between the acceptance of this term sheet and the commencement of the bankruptcy court hearing on approval of the transactions contemplated herein, the Debtors and their professionals and the Committee and its professionals shall work solely and exclusively with Thermo and its professionals to finalize definitive documents for this transaction, and neither the Debtors and their professionals nor the Committee and its professionals shall solicit or respond to any competing offer for the Assets (the “No Shop/No Talk Requirement”); and (3) at any auction of all or a portion of the Assets, (a) any competing bid in order to be considered higher and better than this term sheet must provide at least $45.5 million in cash to fund the Debtors and their ongoing operations plus an additional $10 million to be applied to the DIP Loan within one year of the proposed closing of such transaction, must satisfy the Debtors’ existing DIP loan in full on terms at least a good as those provided by Thermo and must provide that the Debtors will obtain the economic equivalent of not less than a 21% ownership interest in the entity continuing the Debtors’ operations post-bankruptcy, with subsequent bids in ownership interest increments of not less than 2.0% (the “Overbid”); and (b) Thermo shall be entitled to a break-up fee of $1,900,000 in the event that the Debtors seek court approval of any competing bid or otherwise seek to sell all or a material portion of the Assets to anyone other than Thermo so long as Thermo is willing and able to proceed with this transaction (the “Break-up Fee”). The Debtors shall file a motion to obtain court approval of the Expense Reimbursement, the No Shop/No Talk Requirement, the Overbid and the Break-up Fee (collectively, the “Bankruptcy Auction Protections”) immediately upon acceptance of this term sheet. If the Debtors fail to obtain approval of any one or more of the Bankruptcy Auction Protections, Thermo shall have no obligation to proceed with the transactions contemplated herein

     The undersigned agree to use their respective best efforts to effectuate the transactions contemplated by this Term Sheet at the earliest possible time. The last Section of this Term Sheet entitled “Bankruptcy Auction Protections” shall be binding on the Debtors and the Committee upon entry of an order in the Debtors’ jointly administered bankruptcy case approving the same, and the parties hereto acknowledge and agree that upon such Bankruptcy Court approval, the No Shop/No Talk Requirement shall apply retroactively to the Debtors and the Committee as of the date of this Term Sheet. The Debtors and the Committee shall have no further obligation to proceed with the transactions contemplated herein if all of the following shall not have occurred on or before December 2, 2003: (i) approval by the Bankruptcy Court of the transactions contemplated herein; (ii) the Contribution Date; and (iii) the initial funding by Thermo under the DIP Loan; provided that if the Debtors decide not to proceed, they shall remain liable to Thermo for the Expense Reimbursement and, if the Debtors subsequently seek to sell their business operations as a going concern to someone other than Thermo in a transaction that the Bankruptcy Court determines is higher and better than the transaction contemplated herein, the Break-up Fee.

THERMO CAPITAL PARTNERS, LLC

/s/ James F. Lynch

James F. Lynch Managing Director

GLOBALSTAR, L.P.,

a Debtor and Debtor in Possession

/s/ Anthony J. Navarra

Anthony J. Navarra President

GLOBALSTAR CAPITAL CORPORATION, a Debtor and Debtor in Possession

/s/ Daniel P. McEntee

Daniel P. McEntee Treasurer

GLOBALSTAR SERVICES COMPANY, INC., a Debtor and Debtor in Possession

/s/ Daniel P. McEntee

Daniel P. McEntee Treasurer

GLOBALSTAR L.L.C., a Debtor and Debtor in Possession

/s/ Daniel P. McEntee

Daniel P. McEntee Treasurer

THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF GLOBALSTAR, L.P., GLOBALSTAR CAPITAL CORPORATION, GLOBALSTAR SERVICES COMPANY, INC., and GLOBALSTAR L.L.C

by AKIN GUMP STRAUSS HAUER & FELD LLP,

/s/ Daniel H. Golden

Daniel H. Golden